Exhibit 10.4
ASSIGNMENT and PLEDGE AGREEMENT
(Electric Service Agreement)
     Amaizing Energy, LLC (“Assignor”), an Iowa limited liability company, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, pledges, and assigns to CoBank, ACB (“Assignee”), all of Assignor’s right, title and interest in and to:
That certain Agreement for Electric Service (“Agreement for Electric Service”) between Assignor, and Harrison County Rural Electric Cooperative. (“Harrison County REC”) dated as of October 29, 2004, pursuant to which the Harrison County REC will transmit and distribute electric power and energy to Assignor pursuant to the terms contained in such Agreement for Electric Service to secure payment and performance of all obligations of Assignor to Assignee under that certain Master Loan Agreement, that certain Construction and Revolving Term Loan Supplement, that certain Statused Revolving Credit Supplement, and that certain Non-Revolving Credit Supplement, all between Assignor and Assignee, which by this reference are made a part hereof.
     It is the intention of Assignor that by this assignment Assignee shall acquire all of the rights previously enjoyed by Assignor as owner under the Agreement for Electric Service and that Assignee shall be a secured creditor holding a security interest in the Agreement for Electric Service.
     Assignor agrees to execute such other documents as may reasonably be requested by Assignee, from time to time to evidence the above and foregoing assignment.

Dated: February 11 , 2005	Amaizing Energy, LLC
	By:	/s/ Sam J. Cogdill
Samuel Cogdill, Chairman

By its execution hereof, Harrison County Rural Electric Cooperative consents to and acknowledges the foregoing collateral assignment of the described agreement.

Harrison County Rural Electric Cooperative

Dated February , 2005	By:

Its:

STATE OF IOWA )
)ss.
COUNTY OF CRAWFORD )
     On this 11th day of February, 2005, before me, the undersigned, a Notary Public personally appeared Samual Cogdill, Chairman of Amaizing Energy,LLC on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

SEAL ANGEL R. JEPSEN	/s/ Angel Jepsen
Commission Number 727183	Angel Jepson Notary Public
My Commission Expires	In and for said State
March 2, 2007	My commission expires: March 2, 2007

STATE OF )
)ss.
COUNTY OF )
     On this                      day of February, 2005, before me, the undersigned, a Notary Public, personally appeared                                         , the                                          of Harrison County Rural Electric Cooperative on behalf of said entity, who executed the foregoing instrument, and acknowledged that s/he executed the same as his/her voluntary act and deed.

                                                                                 Notary Public
In and for said State
My commission expires: